Exhibit 99.2

Caterpillar Inc. (“Caterpillar”, “we” or “our”) is furnishing supplemental information concerning (i) retail sales of machines to end users and (ii) retail sales of power systems (including reciprocating and turbine engines and locomotives) to end users and Original Equipment Manufacturers (“OEMs”). Caterpillar sells the majority of its machinery and power systems to independently owned and operated dealers and OEMs to meet the demands of their customers, the end users. Caterpillar believes that this supplemental information may help readers better understand Caterpillar’s business and the industries it serves, particularly in light of the time delay between Caterpillar’s sales to dealers and dealers’ sales to end users.

In this report, we are providing information by geographic region for retail sales of machines in each of our Resource Industries and Construction Industries reportable segments, as well as information regarding retail sales of our machines globally. For our Energy & Transportation reportable segment, we are providing retail sales information by major end use.
The information presented in this report is primarily based on unaudited reports that are voluntarily provided to Caterpillar by its independent dealers and which are not subject to Caterpillar’s internal controls over financial reporting. Accordingly, the data collected from such third parties may not be accurate and/or complete. As such, the information presented in this report is intended solely to convey an approximate indication of the trends, direction and magnitude of retail sales and is not intended to be an estimate, approximation or prediction of, or substitute for, Caterpillar’s audited financial statements filed with the U.S. Securities and Exchange Commission. This information is furnished under this report with the U.S. Securities and Exchange Commission. Caterpillar does not undertake to update or adjust prior period information.

Caterpillar Inc. Quarterly Retail Sales Statistics
Machines and E&T Combined	2nd Quarter 2021	1st Quarter 2021	4th Quarter 2020	3rd Quarter 2020
World	UP 15%	UP 8%	DOWN 10%	DOWN 22%

Machines	2nd Quarter 2021	1st Quarter 2021	4th Quarter 2020	3rd Quarter 2020
Asia/Pacific	UP 1%	UP 27%	UP 7%	UNCHANGED
EAME	UP 16%	UP 5%	DOWN 5%	DOWN 13%
Latin America	UP 55%	UP 54%	UP 31%	DOWN 17%
North America	UP 32%	DOWN 1%	DOWN 9%	DOWN 31%
World	UP 20%	UP 13%	DOWN 2%	DOWN 20%
Resource Industries (RI)	2nd Quarter 2021	1st Quarter 2021	4th Quarter 2020	3rd Quarter 2020
Asia/Pacific	UP 31%	UP 1%	DOWN 18%	DOWN 10%
EAME	DOWN 9%	DOWN 9%	UP 1%	DOWN 13%
Latin America	UP 23%	UP 85%	UP 77%	DOWN 54%
North America	UP 44%	DOWN 21%	DOWN 13%	DOWN 46%
World	UP 21%	UNCHANGED	DOWN 3%	DOWN 31%
Construction Industries (CI)	2nd Quarter 2021	1st Quarter 2021	4th Quarter 2020	3rd Quarter 2020
Asia/Pacific	DOWN 7%	UP 36%	UP 16%	UP 4%
EAME	UP 27%	UP 11%	DOWN 7%	DOWN 13%
Latin America	UP 76%	UP 38%	UP 11%	UP 10%
North America	UP 30%	UP 5%	DOWN 8%	DOWN 27%
World	UP 20%	UP 17%	DOWN 1%	DOWN 15%
Reported in dollars and based on unit sales as reported primarily by dealers.

Energy & Transportation (E&T) Retail Sales by industry for the quarter ended as indicated compared with the same period of the prior year:
Energy & Transportation (E&T)	2nd Quarter 2021	1st Quarter 2021	4th Quarter 2020	3rd Quarter 2020
Power Gen	DOWN 6%	UP 7%	DOWN 10%	DOWN 6%
Industrial	UP 44%	DOWN 4%	DOWN 31%	DOWN 39%
Transportation	UP 5%	DOWN 40%	DOWN 47%	DOWN 15%
Oil & Gas	DOWN 6%	DOWN 9%	DOWN 29%	DOWN 42%
Total	UP 1%	DOWN 5%	DOWN 25%	DOWN 27%
Reported in dollars based on reporting from dealers and direct sales.

Glossary of Terms

Construction Industries: Our Construction Industries segment is primarily responsible for supporting customers using machinery in infrastructure, forestry and building construction. The majority of machine sales in this segment are made in the heavy and general construction, rental, quarry and aggregates markets and mining. The Construction Industries product portfolio primarily includes the following machines:

· asphalt pavers	· forestry excavators	· small and medium
· backhoe loaders	· motorgraders	track-type tractors
· compactors	· pipelayers	· track-type loaders
· cold planers	· road reclaimers	· utility vehicles
· compact track and	· site prep tractors	· wheel excavators
multi-terrain loaders	· skid steer loaders	· compact, small and medium
· mini, small, medium	· telehandlers	wheel loaders
and large excavators
Effective September 2019, Caterpillar has divested its Forestry product segment. Those products have been removed from the Construction Industries product portfolio where any remaining product Dealer Inventory will be reported in Machines as they are depleted.
EAME: Europe, Africa, Commonwealth of Independent States and Middle East.
Energy & Transportation: Our Energy & Transportation segment is primarily responsible for supporting customers using reciprocating engines, turbines, diesel-electric locomotives, integrated systems and solutions, and certain related parts across industries serving oil and gas, power generation, industrial and marine applications as well as rail-related businesses.

Resource Industries: Our Resource Industries segment is primarily responsible for supporting customers using machinery in mining, quarry, waste and material handling applications. The Resource Industries product portfolio primarily includes the following machines:

· electric rope shovels	· longwall miners	· landfill compactors
· draglines	· large wheel loaders	· soil compactors
· hydraulic shovels	· off-highway trucks	· machinery components
· rotary drills	· articulated trucks	· autonomous ready vehicles and
· hard rock vehicles	· wheel tractor scrapers	solutions
· large track-type tractors	· wheel dozers	· select work tools
· large mining trucks
For purposes of this report, retail sales of longwall miners are not included in the information presented above for Resource Industries or Machines or Machines and E&T Combined figures.

FORWARD-LOOKING STATEMENTS
Certain statements in this report relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “forecast,” “target,” “guide,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.
Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; (vi) our ability to develop, produce and market quality products that meet our customers’ needs; (vii) the impact of the highly competitive environment in which we operate on our sales and pricing; (viii) information technology security threats and computer crime; (ix) inventory management decisions and sourcing practices of our dealers and our OEM customers; (x) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xi) union disputes or other employee relations issues; (xii) adverse effects of unexpected events; (xiii) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xiv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xv) our Financial Products segment’s risks associated with the financial services industry; (xvi) changes in interest rates or market liquidity conditions; (xvii) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xviii) currency fluctuations; (xix) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xx) increased pension plan funding obligations; (xxi) alleged or actual violations of trade or anti-corruption laws and regulations; (xxii) additional tax expense or exposure, including the impact of U.S. tax reform; (xxiii) significant legal proceedings, claims, lawsuits or government investigations; (xxiv) new regulations or changes in financial services regulations; (xxv) compliance with environmental laws and regulations; (xxvi) the duration and geographic spread of, business disruptions caused by, and the overall global economic impact of, the COVID-19 pandemic; and (xxvii) other factors described in more detail in Caterpillar’s Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.